Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                   Exhibit 10.19

                 RESEARCH COLLABORATION AND LICENSE AGREEMENT

     This Research Collaboration And License Agreement (the "Agreement") is made by and between The R. W. Johnson Pharmaceutical Research Institute, a division of Ortho-McNeil Pharmaceutical, Inc., having a business address at U.S. Route 202, Raritan, New Jersey 08869 ("PRI") and Dendreon Corporation, having a business address at 3005 1st Avenue, Seattle, Washington 98121 ("Dendreon").

     Whereas, PRI owns or controls [ * ] technology for [ * ], [ * ] peptide antigen constructs and related materials; and

     Whereas, Dendreon owns or controls dendritic cell technology for Her-2/neu, [ * ] antigen constructs and related materials; and

     Whereas, PRI and Dendreon desire to determine the feasibility of their respective technologies as immunotherapy products for the treatment of tumors which express Her-2/neu, including breast cancer, ovarian cancer and colorectal cancer, with a view toward the possibility of a future collaboration to determine the feasibility of a such a product made by combining their respective technologies;

     Now Therefore, it is agreed as follows:

1. Purposes. The purposes of this Agreement are to provide for studies of the PRI Technology and of the Dendreon Technology to determine their feasibility, respectively, as immunotherapy products for the treatment of tumors which express Her-2/neu, including breast cancer, ovarian cancer and colorectal cancer by performing Phase I Clinical Trials, and to consider the feasibility of combining the PRI Technology and the Dendreon Technology for development and commercialization of such a product in a future collaboration.

2. Effective Date. This Agreement is effective as of October 1, 2000 (the "Effective Date").

3. Term. This Agreement is for a term beginning on October 1, 2000 and ending at 11:59 pm PST on [ * ].

4.   Definitions.

     4.1 "Affiliate" means, with respect to a Party, any person or entity that controls, is controlled by, or is under common control with such Party, where "control" means ownership of fifty percent (50%) or more of the outstanding voting securities (but only as long as such person or entity meets these requirements).

                                       1.

     4.2 "Clinical Trials" means the clinical studies of human subjects described in the Collaboration Research Plan.

     4.3 "Collaboration" means the work to be performed by the Parties under this Agreement.

     4.4 "Collaboration Research Plan" means the work plan to be performed under this Agreement as set forth in Schedule A.

     4.5  "Confidential Information" means information as defined in Section
7.5.

     4.6 "Control or Controlled" means, with respect to Technology, that a Party owns or has a license to such Technology and has the ability to grant to the other Party access to or a license or sublicense under such technology without violating the terms of any agreement with a Third Party at the time of the grant.

     4.7  "Dendreon Patents" means those:

          (i) granted patents and patent applications set forth in Schedule B-1,

          (ii) Third Party patents set forth in Schedule B-1, and

          (iii) any other patent, patent application, and Third Party patent in which Dendreon, in its sole discretion, may from time to time add to Schedule B-1, subject to the [ * ], in which Dendreon has a licensable interest, to the extent such granted patents, patent applications and Third Party patents may apply in the Field.

     4.8 "Dendreon Technology" means the Dendreon Patents and other Technology that is Controlled by Dendreon and which is appurtenant to Dendreon's antigen activated dendritic cell product for the treatment of Her-2 positive tumors (APC8024), Dendreon's Investigational New Drug application for APC8024, and dendritic cell antigen engineering technology and know-how, cell separation technology, related materials and know-how specifically germane to the treatment of Her-2 positive tumors.

     4.9 "Developed Technology" means granted patents, patent applications and other Technology developed in the course of the work under this Agreement, [ * ].

     4.10 "FDA" means the U.S. Food and Drug Administration.

     4.11 "Field" means the treatment of cancers which express the Her-2/neu antigen using Dendreon Technology or PRI Technology directed to the Her-2/neu antigen as the therapeutic target.

     4.12 "FTE" means work hours equivalent to the work performed by one full time employee working for one year, pursuant to Dendreon's usual and customary business practices.

     4.13  "IND" means Investigational New Drug.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

     4.14 "Party" or "Parties" means PRI and/or Dendreon as the context requires.

     4.15  "PRI Patents" means those:

          (i) granted patents and patent applications set forth in Schedule B-2,

          (ii) Third Party patents set forth in Schedule B-2, and

          (iii) any other patent, patent application, and Third Party patent which PRI, in its sole discretion, may from time to time add to Schedule B-2, subject to the [ * ], in which PRI has a licensable interest, to the extent such granted patents, patent applications and Third Party patents may apply in the Field.

     4.16 "PRI Technology" means the PRI Patents and other Technology that is Controlled by PRI and which is appurtenant to [ * ] for generation of activated [ * ] against [ * ], [ * ] peptide antigens, related materials and know-how specifically germane to the treatment of [ * ] tumors.

     4.17 "Research Steering Committee" means a committee composed of three PRI designees and three Dendreon designees, or such other number as the Parties may agree in writing, whose function is set forth in Section 7.1.

     4.18 "Technology" means conceptions, ideas, inventions, processes, equipment, compositions of matter, genetic material, work plans, improvements, enhancements, modifications, know-how, methods, techniques, systems, designs, drawings, plans, specifications, documentation, data, information and other intellectual property, works of authorship, and products, whether or not copyrightable, patentable or susceptible to other forms of legal protection.

     4.19  "Territory" means all of the countries in the world except [ * ].

     4.20  "Third Party" means any party other than PRI and Dendreon.

5.   PRI's Responsibilities and Rights.

     5.1 License. PRI hereby grants to Dendreon an exclusive, non-assignable license to the PRI Technology, without the right to sub-license, in the Field in the Territory, for the sole purpose of conducting the work set forth in the Collaboration Research Plan during the term of this Agreement; provided however, PRI shall retain the right to conduct the work set forth in the Collaboration Research Plan. This license shall [ * ] upon the expiration or termination of this Agreement.

     5.2 Study Fee. PRI shall pay to Dendreon a study fee in the sum of [ * ] US Dollars [ * ] within [ * ] days after the Effective Date.

     5.3 Milestone Payment. PRI shall pay to Dendreon the sum of [ * ] US Dollars [ * ] within [ * ] days after acceptance by the U.S. FDA of Dendreon's IND application for APC8024 filed with the U.S. FDA under the Collaboration Research Plan.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       3.

     5.4 FTE Reimbursement. PRI shall pay to Dendreon the sum of [ * ] US Dollars [ * ] for each FTE provided for in the Collaboration Research Plan. PRI shall pay to Dendreon [ * ] US Dollars [ * ] within [ * ] days after the Effective Date for FTE reimbursement for the period [ * ] through [ * ]. Thereafter, FTE reimbursement payments shall be made within [ * ] days after receipt of respective quarterly invoices rendered by Dendreon to PRI.

     5.5 Capital Items. PRI shall pay to Dendreon, [ * ] US Dollars [ * ] within [ * ] days after the Effective Date for purchase by Dendreon on behalf of PRI of all capital items as provided for in the Collaboration Research Plan. Dendreon, on behalf of PRI, shall purchase all capital equipment identified in the Collaboration Research Plan in amounts not to exceed [ * ], and all right, title and interest to such capital equipment shall be in PRI. At the expiration or termination of this Agreement, all such equipment shall be shipped by Dendreon to PRI at such location specified by PRI, f.o.b. site of the equipment, at PRI's expense.

     5.6 Expense Reimbursement. PRI shall pay to Dendreon, within thirty (30) days after receipt of respective invoices rendered by Dendreon to PRI, amounts spent by Dendreon for contract costs as provided for in the Collaboration Research Plan.

     5.7 Cooperation. PRI shall, at its expense, cooperate fully in all respects with Dendreon in the performance of the work under the Collaboration Research Plan.

     5.8 Disclaimer of Warranties. PRI makes NO, AND DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, and non-infringement with respect to PRI Technology, except PRI represents that there is no claim of infringement and that it knows of no infringement with respect to the PRI Technology as of the Effective Date.

     5.9 Indemnity. PRI shall indemnify, defend and hold Dendreon harmless from and against claims by Third Parties, related expenses, including reasonable attorney's fees, and for damages payable to Third Parties arising out of or resulting from PRI's conduct, breach of this Agreement and/or infringement of a Third Party's patent or other intellectual property that results from Dendreon's work pursuant to the Collaboration Research Plan under the license granted in
Section 5.1.

     5.10 Notice of Infringement Claims. PRI shall promptly notify Dendreon of any claim of infringement of a patent or other intellectual property which is PRI Technology.

     5.11 Audit. PRI may audit and inspect the work being done by Dendreon under the Collaboration Research Plan and related records at any time following reasonable notice to Dendreon of PRI's intent to audit and inspect.

6.   Dendreon's Responsibilities and Rights.

     6.1 License. Dendreon hereby grants to PRI an exclusive non-assignable license to the Dendreon Technology, without the right to sub-license, in the Field in the Territory, for the sole purpose of conducting the work set forth in the Collaboration Research Plan during the term

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

of this Agreement; provided however, Dendreon shall retain the right to conduct the work set forth in the Collaboration Research Plan. This license shall [ * ] upon the expiration or termination of this Agreement.

     6.2 Conduct of the Work. Dendreon shall undertake and conduct the work, including the Clinical Trials, as set forth in the Collaboration Research Plan in accordance with appropriate standards articulated in current good clinical practices (GCP), current good manufacturing practices (GMP) and current good laboratory practices (GLP). Dendreon will use reasonable efforts to carry out the work in accordance with the Collaboration Research Plan.

     6.3 Cooperation. Dendreon shall cooperate fully in all respects with PRI in the performance of the work under the Collaboration Research Plan.

     6.4 Disclaimer of Warranties. Dendreon makes NO, AND DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, and non-infringement with respect to Dendreon Technology, except Dendreon represents that there is no claim of infringement and that it knows of no infringement with respect to the Dendreon Technology as of the Effective Date.

     6.5 Insurance. Dendreon shall maintain property and casualty insurance covering the capital equipment purchased by Dendreon on behalf of PRI in an amount not less than [ * ] US Dollars [ * ], naming PRI as a loss payee to the extent of its interest in such capital equipment. Dendreon shall cause its insurance policies to be endorsed to provide for [ * ] days' prior written notice to PRI by the insurance carrier of cancellation, expiration or modification of the insurance policy, and will furnish to PRI certificates of insurance evidencing the foregoing within ninety (90) days after the Effective Date.

     6.6 Indemnity. Dendreon shall indemnify, defend and hold PRI harmless from and against claims by Third Parties, related expenses, including reasonable attorney's fees, and for damages payable to Third Parties arising out of or resulting from Dendreon's conduct, breach of this Agreement and/or infringement of a Third Party's patent or other intellectual property that results from PRI's work pursuant to the Collaboration Research Plan under the license granted in
Section 6.1.

     6.7 Notice of Infringement of Claims. Dendreon shall promptly notify PRI of any claim of infringement of a patent or other intellectual property which is Dendreon Technology.


7.  Mutual Responsibilities and Rights.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

     7.1 Research Steering Committee. The Research Steering Committee shall manage and direct the work under the Collaboration Research Plan and may modify the Collaboration Research Plan.

          7.1.1 Unanimous Decisions. Decisions of the Research Steering Committee may be made only unanimously, with each of PRI and Dendreon having one vote.

          7.1.2 Expenses. Expenses of the Parties' designees to the Research Steering Committee shall be borne by [ * ].

          7.1.3 Meetings. The Research Steering Committee shall meet at such times and places as it shall determine at least four times a year.

          7.1.4 Advice as to Future Collaboration. Not later than [ * ], the Research Steering Committee shall advise the Parties in writing as to any view the committee may have of the feasibility of future collaboration by the Parties with respect to the Parties' respective separate and/or combined technology. The Research Steering Committee may include in its advice recommendations as to the general content of a future research and development plan, clinical studies, and other terms of a future collaboration.

          7.1.5 Program Coordinators. Dendreon and PRI shall each identify one program coordinator with relevant experience and credentials to coordinate the efforts of the Research Steering Committee as set forth in this Section 7 (the "Program Coordinators"). Dendreon and PRI shall designate their respective Program Coordinators within ten (10) days after the Effective Date and inform each other of such designation in writing within such time period. Either Party may replace its Program Coordinator, at its discretion, with another individual with appropriate experience and credentials. Each Party will promptly provide written notice to the other if it replaces its Program Coordinator.

     The Program Coordinators shall be responsible for: (i) coordinating the activities of the Research Steering Committee; (ii) conducting and coordinating reviews of the Collaboration Research Plan; (iii) proposing revisions to the Collaboration Research Plan to the Research Steering Committee; (iv) communicating on a regular basis by telephone, facsimile, email, video conference, internet conferencing and/or in person to review progress, track schedules, resolve problems and arrange for the exchange of materials or information necessary for the performance of the Collaboration in accordance with the Collaboration Research Plan; (v) scheduling Research Steering Committee meetings and creating agendas therefore mutually acceptable to the Parties; and
(vi) representing the position of their respective Party with respect to Research Steering Committee decisions and actions.

          7.1.6 Establishment of Research Steering Committee. The Parties shall establish within ten (10) days after the Effective Date the Research Steering Committee to manage, discuss, oversee, direct, and provide input with regard to the status, progress and results of the Collaboration. Each Party shall inform the other of its Research Steering Committee designees in writing within such time period. The Program Coordinators shall be the co-chairs of the Research Steering Committee. Subject to the approval of the Program Coordinators, each Party may invite any of its employees or approved contractors with relevant experience to attend

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

and participate in Research Steering Committee meetings in a non-voting capacity. The Program Coordinators shall jointly create written summary reports reflecting matters discussed, input provided, decisions made and actions taken at Research Steering Committee meetings, and such reports shall be prepared promptly after each meeting and provided to the members of the Research Steering Committee.

          7.1.7 Method of Modification of Collaboration Research Plan. Any modification of the Collaboration Research Plan requested by either Party, including but not limited to Third Party licenses, shall be made in a written proposal to the Research Steering Committee. The Research Steering Committee will determine whether implementing the requested change will result in a delay in the schedule for the Collaboration or have other impact on the Collaboration. If the Research Steering Committee unanimously approves the proposed change, the Collaboration Research Plan will be modified to reflect the change. PRI shall have no obligation to provide additional funding for the work beyond the amounts set forth in Schedule A without the prior written approval of PRI.

     7.2  Future Collaboration, Right of First Negotiation.  Not later than
[ * ], the Parties shall endeavor to agree upon the feasibility of a future collaboration using their respective separate and/or combined technology, including potential terms of an agreement with respect thereto, contemplated to be entered into following completion and evaluation of the Clinical Trials and to [ * ]. Nothing herein shall [ * ] Agreement.

     7.3 Standstill. Each of the Parties agrees that [ * ] it shall not enter into any negotiations related to a potential agreement for the purpose of performing [ * ] without the prior written consent of the other Party. Such negotiations and agreements do not include any Third Party agreement for the purpose of performing the work under this Agreement.

     7.4 Compliance with Laws and Regulations. PRI and Dendreon shall, respectively, comply with all applicable laws and regulations in the performance of this Agreement.

     7.5 Confidentiality. Except as provided below, and except as provided in Schedule C, PRI and Dendreon shall maintain the other's proprietary information in confidence and shall not disclose it to any Third Party and shall use it only to the extent reasonably necessary to carry out the terms of this Agreement. Each Party may from time to time during the term of this Agreement disclose (the "Disclosing Party") to the other Party (the "Receiving Party") certain information not generally available to the public regarding the Disclosing Party's business, including PRI Technology, Dendreon Technology, Developed Technology, information relating to business plans furnished by one Party to the other, and other information relating to the Collaboration or Field furnished by one Party to the other in the course of the work under this Agreement ("Confidential Information"). No Confidential Information shall be disclosed to any officer, employee, agent, or Affiliate of the Receiving Party who does not have a need to know such information for the purposes described herein or for conducting the business of the Receiving Party and who is not bound by a written agreement with the Receiving Party to maintain Confidential Information in confidence under the terms no less burdensome than those set forth herein. The obligations set forth in this Section 7.5 shall survive for a period of five (5) years after the termination or expiration of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       7.

          7.5.1 Exceptions to Non-disclosure of Confidential Information. The Receiving Party may make disclosures of Confidential Information which may be required by law, regulation, or court or administrative order, provided that the Receiving Party: (a) uses reasonable efforts to limit the disclosure of Confidential Information consistent with disclosure requirements; (b) seeks to obtain the appropriate confidential treatment or a protective order protecting any further disclosure of Confidential Information; and (c) makes such reasonable efforts as are reasonably practicable under the circumstances to allow Disclosing Party to seek the opportunity to protect its Confidential Information.

          7.5.2 Exclusions from Confidential Information. The definition of Confidential Information will exclude that which is (a) in the public domain at the time of disclosure hereunder or which subsequently has come within the public domain other than through breach of this Agreement by the Receiving Party, (b) lawfully made available to the Receiving Party by an independent party (and such lawful availability can be properly demonstrated by written records), (c) already in the Receiving Party's possession at the time of the initial receipt (and such prior possession can be properly demonstrated by written records), or (d) independently developed by the Receiving Party without use of or reliance on the Confidential Information.

     7.6 Publication. Neither PRI nor Dendreon shall publish any human clinical data relating to the Clinical Trials without the prior written consent of the other Party. Upon such written consent, and with respect to the publication of any other information relating to the Collaboration, the Party intending to publish shall provide the other with a copy of the proposed presentation or publication at least forty-five (45) days prior to submission for publication or presentation. The Party intending to publish shall, at the other's request, exclude or delete matter reasonably designated by the other from the proposed publication or presentation. Notwithstanding the foregoing, the Parties shall use reasonable efforts to ensure sufficient time prior to any publication of any data generated during performance of the Collaboration to allow filing of patent applications.

     For Clinical Trials that are performed by a Third Party, Dendreon shall make a reasonable effort to obtain agreement with the Third Party to not publish the result of the Clinical Trial without the prior written consent of Dendreon. In the event that Dendreon does not obtain such agreement with a Third Party, the Third Party may be permitted to publish the results of the Clinical Trial actually performed by the Third Party, provided that Dendreon will submit to PRI drafts of all proposed publications relating to the Clinical Trials, and any know-how or patent rights relating to such Clinical Trials, at the earliest possible date, but in any event not less than forty-five (45) days prior to the submission of said proposed publications for publication or presentation. PRI shall have the right to advise Dendreon as to the patentability of any invention disclosed therein, and to request the filing of a patent application. Dendreon shall prepare and file any such patent application prior to the submission of the proposed publication for publication or presentation. At the end of such forty-five (45) day period, the Third Party shall have the right, at its sole discretion, to submit such proposed publications for publication or presentation, but [ * ].

     Except with respect to [ * ], the foregoing limitations on publication shall not apply to [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8.

     7.7 Publicity. Dendreon and PRI contemplate announcing the execution and delivery of this Agreement shortly after its signing. However, except as may be required by law, regulation, or court or administrative order, neither Party shall originate any publicity, news release or other public announcement or disclosure, written or oral, whether relating to the performance under or existence of this Agreement, without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, if public disclosure is or may be required by law, regulation, or court or administrative order, the parties shall, as is reasonably practicable under the circumstances, consult with one another in connection with such disclosure a reasonable time under the circumstances prior to its release to allow the other Party to comment thereon. Notwithstanding anything else in this Section 7.7, Dendreon may, after initial approval of any disclosure by PRI, publicly disclose thereafter such approved information from time to time. The publicity and disclosures set forth on Schedule C are approved by the Parties.

     7.8 Trade Marks and Trade Names. Neither PRI nor Dendreon is authorized to use the other's name or mark in any advertisement.

     7.9 Disposition of Technology Upon Expiration or Termination of This Agreement.

          7.9.1 PRI Technology. Upon expiration or termination of this Agreement, PRI shall solely have and retain the PRI Technology, and Dendreon shall have no rights or interest therein.

          7.9.2 Dendreon Technology. Upon expiration or termination of this Agreement, Dendreon shall solely have and retain the Dendreon Technology, and PRI shall have no rights or interest therein.

          7.9.3 Developed Technology. Upon the expiration or termination of this Agreement, the Parties shall identify with specificity any Developed Technology and shall [ * ], provided however that (i) PRI shall not be permitted to use or disclose to any Third Party Developed Technology which was directly derived from Dendreon Technology without the express written consent of Dendreon, and (ii) Dendreon shall not be permitted to use or disclose to any Third Party Developed Technology which was directly derived from PRI Technology without the express written consent of PRI.

     7.10 Patents. The Parties shall [ * ] the expense of filing, prosecuting and defending patents that claim Developed Technology. In the event of infringement of Developed Technology by an unauthorized Third Party, the Parties shall agree on how to abate such infringement. In the event the Parties jointly litigate any infringement of Developed Technology by a Third Party, the Parties shall [ * ] in the expenses of such litigation and shall [ * ] in any recovery. If the Parties do not jointly litigate any infringement of Developed Technology by a Third Party, either Party may independently litigate such infringement at [
* ] and shall be entitled to [ * ].

     7.11 Non-Solicitation of Employees. Neither PRI nor Dendreon shall directly or indirectly, alone or in concert with others, employ or solicit for employment any employee of the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

other Party during the term of this Agreement and for one year after the termination or expiration thereof.

8.   Generally Applicable Provisions.

     8.1  Counterparts.  This Agreement may be executed in counterparts.

     8.2 Entire Understanding. This Agreement represents the entire understanding between PRI and Dendreon with respect to the subject matter of this Agreement, and supercedes any implied or expressed agreement or understanding between them.

     8.3 Force Majeure. Neither PRI nor Dendreon shall be liable for failure to perform under this Agreement if the failure results from a cause beyond the control of the failing party, such as an act of God, fire, strike, flood, riot or act of war; provided, that the failing Party shall use reasonable efforts to avoid or remove such cause, and upon removal shall resume performance.

     8.4 No Assignment and Binding on Successors. Except to the extent PRI may assign its responsibilities and rights hereunder to an Affiliate of PRI following at least thirty (30) days prior written notice to Dendreon of PRI's intent to do so, this Agreement and the responsibilities and rights hereunder undertaken by and granted to the Parties may not be assigned by either Party, or the work hereunder sub-contracted by Dendreon without the prior written consent of the other Party, such consent not to be unreasonably withheld. This Agreement shall be binding on the Parties' respective successors and permitted assigns.

     8.5 No Partnership. This Agreement is not intended to make, and shall not be construed to make, PRI and Dendreon the agent, partner or co-venturer of the other.

     8.6 No Waiver. Failure to enforce at any time for any period any provision in this Agreement shall not be construed to be a waiver of such provision or the right to enforce such provision.

     8.7 Notices. Notices required by this Agreement shall be in writing and made by first class mail, postage prepaid, or facsimile.

          Notice to be given to PRI, if by mail, shall be addressed to:

          The R. W. Johnson Pharmaceutical Research Institute
          U.S. Route 202
          Raritan, New Jersey 08869 Phone: 908-704-4520
          Attention: Chairman, The R. W. Johnson Pharmaceutical Research
          Institute

          Or, if by facsimile, to Chairman, at (908) 707-1895

          With a copy to:

          Office of General Counsel
          Johnson & Johnson

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

          One Johnson & Johnson Plaza
          New Brunswick, New Jersey 08933
          Fax:  732-524-2808
          Phone: 732-524-2368

          Invoices should be addressed to:

          The R. W. Johnson Pharmaceutical Research Institute
          3210 Merryfield row
          San Diego, California 92121
          Attention:  Dr. Michael R. Jackson
          Phone: (859) 450-2000

          Notice to be given to Dendreon, if by mail, shall be addressed to:

          Dendreon Corporation
          3005 1st Avenue
          Seattle, Washington 98121
          Phone: (206) 256-4545
          Attention:  David L. Urdal, Executive Vice President

          Or, if by facsimile, to David L. Urdal at (206) 256-0571.

     8.8  Surviving Provisions.  Sections 5.8, 5.9, 5.10, 5.11, 6.4, 6.6, 6.7,
7.5, 7.6, 7.7, 7.9.3, 7.10, 7.11, 8.7, 8.8, and 10 shall survive the expiration or termination of this Agreement.

9. Procedure Upon Default. The failure of a Party to pay any amounts when due hereunder or the failure of a Party to perform any obligation required of it to be performed hereunder, and the failure to cure within sixty (60) days after receipt of written notice from the other Party specifying in reasonable detail the nature of such default, shall be considered an event of default hereunder. Upon the occurrence of an event of default and the failure to cure during the sixty (60) days after receipt of notice, either Party may deliver to the other Party written notice of intent to invoke the provisions of Section 10.

     9.1 Termination by PRI. PRI shall have the right to terminate this Agreement if the result of the arbitration is that there has been a material breach by Dendreon, by providing written notice of such termination to Dendreon. Any payment obligations of PRI that have accrued prior to the date of such notice of termination shall be paid by PRI. PRI shall not be obligated to make any payments to Dendreon that would accrue after the receipt by Dendreon of PRI's termination notice.

     9.2 Termination by Dendreon. Dendreon shall have the right to terminate this Agreement, if the result of the arbitration is that there has been a material breach by PRI, by providing written notice of such termination to PRI. Any performance obligations of Dendreon that have accrued prior to the date of such notice of termination shall be completed by Dendreon. Dendreon shall not have any performance obligations to PRI after the receipt by PRI of Dendreon's termination notice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

10. Dispute Resolution and Governing Law. Should any dispute between the parties arise under this Agreement, PRI and Dendreon, through appropriately senior persons, shall first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within 30 days after written notice of a dispute is received by either Party from the other Party.

     If no resolution is reached through negotiation, PRI and Dendreon shall, within 45 days after the first meeting, attempt to settle the dispute by formal mediation. If the parties cannot agree upon a mediator and the place of mediation, the mediation shall be administered by the American Arbitration Association in Seattle, Washington.

     If no resolution is reached in mediation, the dispute shall be resolved by binding arbitration before one arbitrator, administered by the American Arbitration Association, in accordance with its Commercial Arbitration Rules, with limited discovery. The arbitrator shall be an attorney who has at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or was a judge of a court of general jurisdiction. The arbitrator shall issue an award no more than three months after selection of the arbitrator.

     The venue and the governing law shall be in and that of San Diego, California and the State of California, without giving effect to conflict of law considerations, or Seattle, Washington and the State of Washington, without giving effect to conflict of law considerations, at the instance of the Party which is the respondent in the first notice of intent to arbitrate. In no event shall punitive or exemplary damages, pre-judgment interest, or attorney's fees be awardable.

     Notwithstanding the foregoing dispute resolution and governing law provisions, PRI and Dendreon shall each retain the right to seek judicial injunctive and other equitable relief where appropriate.

     In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date.



The R.W. Johnson Pharmaceutical          Dendreon Corporation
Research Institute, a division of
Ortho-McNeil Pharmaceutical, Inc.

By: /s/ Per A. Peterson                  By: /s/ David L. Urdal
    ------------------------------           --------------------------------

Name: Per A. Peterson, M.D., Ph.D.       Name: David L. Urdal, Ph.D.
      ----------------------------             ------------------------------

Title: President                         Title: Executive Vice President
       ---------------------------              -----------------------------

Date: October 6, 2000                 Date: October 5, 2000
             ---                                   ---


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

                                  Schedule A

            RW JOHNSON PHARMACEUTICAL RESEARCH INSTITUTE (PRI) AND
                        DENDREON CORPORATION (DENDREON)
                          COLLABORATION RESEARCH PLAN

                                     [ * ]

                       (Five pages of text omitted here)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                     A-1.

                                 Schedule B-1


                               DENDREON PATENTS

                                     [ * ]


                        (Five page chart omitted here)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                     B1-1.

                                 Schedule B-2


                                  PRI PATENTS

                                     [ * ]


                         (One page chart omitted here)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                     B2-1.

                                  Schedule C


The following publicity and disclosures are approved:

1. Statement for filing with the U.S. Securities and Exchange Commission in substantially the form and content attached.

2.   Press release in substantially the form and content attached.

3. Reference in Dendreon's web site to this Agreement in substantially the content of the SEC statement referred to in 1 above and the press release referenced to in 2 above.

4. Reference in Dendreon's company fact sheets to this Agreement in substantially the content of the SEC statement referred to in 1 above and the press release referred to in 2 above.

5. Oral and graphic reference in industry and professional presentations and presentations and communications with investors, potential investors and analysts to this Agreement in substantially the content of the SEC statement referred to in 1 above and the press release referenced to in 2 above.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      1.

                                 SEC STATEMENT

                                                              September 29, 2000


     On October ____, 2000 we entered into a Research Collaboration And License Agreement with The R.W. Johnson Pharmaceutical Institute (PRI), a division of Ortho-McNeil Pharmaceutical, Inc.

     The agreement provides for studies of PRI technology and of our technology to determine their respective feasibility as immunotherapy products for the treatment of a variety of cancers, including breast, ovarian, and colorectal cancers. The research plan, covering a defined territory and field, will be performed jointly by Dendreon and PRI. It will involve at least two Phase I clinical trials of human subjects performed by Dendreon.

     Under the agreement, PRI will pay us a study fee and a milestone payment at the initiation of clinical trials under our Investigational New Drug application, to be filed with the U.S. Food and Drug Administration, for APC8024, our proprietary antigen activated dendritic cell product. The agreement also provides in part that PRI will fund the research plan by paying us for our research effort. PRI will receive exclusive access to the work and its results and an exclusive right to negotiate with us during the term of the agreement regarding further activities in the territory and field covered by the agreement.

     The agreement provides that during the course of this collaboration, PRI and we will endeavor to agree upon terms for future collaboration using PRI's and our respective separate and/or combined technologies.

     Work under the agreement is scheduled to begin in 2000.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      2.

Julie Rathbun
Communications/Investor Relations
(206) 256-4545 ext. 1500
jrathbun@dendreon.com

Dendreon Announces Collaboration with The R.W. Johnson Pharmaceutical Research Institute in Development of Immunotherapy for Cancer

-  leader in cancer vaccines to advance research and development activities

Seattle, WA (October     2000) - Dendreon Corporation (Nasdaq: DNDN) today
announced the signing of a strategic collaboration agreement for the advancement of cancer immunotherapies with The R.W. Johnson Pharmaceutical Research Institute (PRI), a member of the Johnson & Johnson family of companies (NYSE:
JNJ).

The Collaboration will provide the opportunity for Dendreon and PRI to pool products and technologies to develop optimal immunotherapies, including dendritic cell-based vaccine therapy for the treatment of a variety of cancers, including breast, ovarian and colorectal cancers. The collaboration will also involve a pooling of products and technologies which may be developed by the companies.

"PRI is a strong partner for Dendreon Corporation," said David Urdal, Ph.D., Chief Scientific Officer of Dendreon. "PRI's innovation in biotechnology, coupled with Dendreon's leadership in the cancer immunotherapy arena, provides a significant validation for this important area of clinical development and a strong groundwork for our future research and development activities."

Under the terms of the agreement, PRI will provide financial support for research and development activities to be carried out by Dendreon. Dendreon will also be responsible for clinical testing.

Immunotherapy treatments aim to harness the natural power of the immune system to fight against diseases such as cancer. Avoiding the harsh side effects associated with other forms of treatment, immunotherapies may offer new hope to patients.

Dendreon Corporation (www.dendreon.com) is dedicated to the discovery and development of novel products for the treatment of cancer through its innovative manipulation of the immune system. Dendreon is focused on the development of therapeutic cancer vaccines through the use of antigen discovery, antigen engineering and dendritic cell technologies. Dendreon's vaccine for the treatment of prostate cancer, Provenge(TM), is in Phase III clinical trials and its vaccine for the treatment of multiple myeloma, Mylovenge(TM), is in Phase II clinical trials.

Except for historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. Factors that may cause such a difference include risks

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      3.

related to Dendreon's limited operating history, risks associated with completing our clinical trials, and dependence on the efforts of third parties, and our dependence on intellectual property. Further information on the factors and risks that could affect Dendreon's business, financial condition and results of operations, are contained in Dendreon's SEC Reports, including Dendreon's Form 10-Q and Form S-1 Registration Statement, No. 333-31920, which are available at www.sec.gov.

                                     # # #

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      4.